Exhibit 8.1

T + F + W DOC ID OUR REF CLIENT-MATTER NO.	NEW YORK 601 Lexington Avenue 31st Floor New York, NY 10022 1 212 277 4000 1 212 277 4001 www.freshfields.com US2943555 MAL/PDT 169800-0001

Unimin Corporation

258 Elm Street

New Canaan, Connecticut 06840

[●], 2018

Ladies and Gentlemen:

We are acting as counsel to Unimin Corporation, a Delaware corporation (the Company), in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) of a Registration Statement on Form S-4 (Registration [No. 333-[●])] (as amended from time to time, the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), under the Securities Act of 1933, as amended (the Securities Act), relating to shares of common stock (the Shares), par value $0.01 per share, of the Company, to be issued pursuant to the Agreement and Plan of Merger, dated as of December 11, 2017 (the Merger Agreement), by and among the Company, SCR-Sibelco NV, a privately-owned Belgian company, Bison Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company, Bison Merger Sub I, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company, and Fairmount Santrol Holdings Inc., a Delaware corporation. Capitalized terms not defined herein have the same meaning given to them in the Merger Agreement.

In rendering the opinion expressed below, we have examined the Registration Statement and the Merger Agreement (including all Exhibits thereto).

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon the representations and warranties contained in the Merger Agreement and oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed that (i) the Registration Statement will be declared effective by order of the Commission and will remain effective at the time the Shares are issued, (ii) the Company will continue to be in good standing through the date upon which the Shares are issued and (iii) the Mergers will be consummated in accordance with the terms of the Merger Agreement, without waiver of any condition, or amendment or waiver of any other term, relevant to the subject matter of this opinion.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the statements set forth under the heading “Material United States Federal Income Tax Consequences of the Transaction” in the Registration Statement, insofar as such statements describe applicable U.S. federal income tax law, are correct in all material respects.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Merger Agreement and may not be relied upon in any manner or used for any purpose by any other person or entity.

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We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement.

We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and in the related proxy statement/prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

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